Russell C. Weigel, III, P.A.
________________________________________
          ATTORNEYS AT LAW

5775 BLUE LAGOON DRIVE
SUITE 100
MIAMI, FLORIDA 33126

December 14, 2010

Mr. Gunther Than, President

View Systems, Inc.

1550 Caton Center Drive, Suite E

Baltimore, MD 21227

Re:           View Systems, Inc. Registration Statement on Form S-1/A#1

Ladies and Gentlemen:

We have acted as counsel for View Systems, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of a total of 51,500,000 shares of Common Stock, par value $0.001 per share, of the Company of which:

•

50,000,000 shares of Company common stock, par value $0.001 per share, are issuable by the Company in a self-underwritten offering (the “Company Shares”); and

•

1,500,000 shares of Company common stock, par value $0.001 per share, offered by a selling shareholder for resale (which are Shares issued to this Firm) (the “Selling Shareholder Shares”);

(and collectively referred to in this opinion as the “Shares”) as described in the Company’s prospectus filed on Decmber 14, 2010, which accompanies the Registration Statement.

You have requested that we render the opinion set forth in this letter, and we are furnishing the opinion pursuant to the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K promulgated under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement as filed with the Commission; (ii) the Company’s Certificate of Incorporation, as amended, restated, and corrected through the date hereof; (iii) the Company’s Bylaws, as amended through the date hereof, (iv) a board of directors resolution pertaining to the Registration Statement and the Shares; certificates from officers and directors of the Company, and (vi) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinion set forth herein.

In connection with our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.  As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

In rendering an opinion that the Selling Shareholder Shares are “fully paid,” we have direct knowledge that the Company has received full consideration for the issuance of such Selling Shareholder Shares.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that once the Registration Statement has become effective under the Securities Act: (i) the Company Shares, and each of them, when the Company has received the applicable consideration for the respective Company Shares, will be duly and validly issued, fully paid and non-assessable; and (ii) the Selling Shareholder Shares will be duly and validly issued, fully paid and non-assessable.

 It is understood that this opinion is to be used only in connection with the issuance and sale of the Shares while the Registration Statement is in effect and may not be relied upon for any other purpose. Our opinion expressed above is limited to the laws of the State of Nevada , including the rules, regulations and orders thereunder, which are currently in effect. We have not been engaged, and we disclaim any obligation, to advise the Company of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

RUSSELL C. WEIGEL, III, P.A.

By: /s/ Russell C. Weigel, III

Russell C. Weigel, III

For the Firm